UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2019 (June 26, 2019)
______________________________

Acadia Healthcare Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee (Address of Principal Executive Offices)	37067 (Zip Code)

(615) 861-6000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Planned Departure of Ronald M. Fincher
Acadia Healthcare Company, Inc. (the “Company”) has announced the planned departure of Ronald M. Fincher, Chief Operating Officer of the Company, who is leaving the Company effective July 15, 2019.  Acadia Management Company, LLC and the Company have entered into a Separation Agreement with Mr. Fincher providing for a cash separation payment equal to $1,200,000, the payment of Mr. Fincher’s continued health benefits for a period of two years and a mutual general release of claims.  Under the terms of the Separation Agreement, Mr. Fincher will not compete with the Company or solicit any employee of the Company for a period of two years.  Mr. Fincher will be available for consultation with the Company through January 15, 2020.  Mr. Fincher’s departure is not a result of any disagreement with the Company relating to the operations, financial reporting, accounting practices or policies of the Company.
Appointment of John S. Hollinsworth as Executive Vice President of Operations
John S. Hollinsworth, the Company’s Eastern Group President, has been named Executive Vice President of Operations effective July 15, 2019. Mr. Hollinsworth, 55, joined the Company as a Group President in January 2019. From November 2010 to January 2019, Mr. Hollinsworth served as a Senior Vice President and Division Vice President at Universal Health Services, Inc. (NYSE: UHS). Previously, Mr. Hollinsworth was a Division President with Psychiatric Solutions, Inc. from 2008 until October 2010.
There are no family relationships among any of the Company’s directors, executive officers, and Mr. Hollinsworth, and there are no related party transactions between the Company and Mr. Hollinsworth reportable under Item 404(a) of Regulation S-K.
 The terms of any material plan, contract or arrangement with Mr. Hollinsworth or any material amendment to an existing plan, contract or arrangement in connection with his appointment as Executive Vice President of Operations have not been determined at this time, but to the extent required will be reported when finalized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: June 27, 2019	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and
Secretary